UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2015

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2015 (the “Original Filing”). This Form 8-K/A is being filed to correct typographical errors in the table in the Original Filing.  The information in this Form 8-K/A supersedes and replaces the information in the Original Filing.

Item 7.01.  Regulation FD Disclosure.

On September 10, 2015, with the approval of the Mine Safety and Health Administration, Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) resumed production at our West Mine near Carlsbad, New Mexico. As previously disclosed, on August 26, 2015, we temporarily suspended production at the West Mine while we took corrective actions to resolve maintenance issues and salt build-up in the ore hoisting shaft at the mine.

We are updating our outlook for the second half and full year of 2015, as shown in the table below.  Primarily as a result of the production outage at the West Mine, we have lowered our potash production ranges.  Our outlook for per-ton potash cash operating costs and potash cost of goods sold has not changed from our previous outlook.  Excluded from the potash cost ranges are expected lower-of-cost-or-market adjustments.  Separately, we also expect abnormal production costs for the second half of 2015 of between $6 million and $8 million relating to the production outage at the West Mine, including incremental costs related to maintenance work in the ore hoisting shaft, some of which will continue into the fourth quarter.  We have also updated our potash and Trio® sales volume outlooks to reflect current demand across the fertilizer sector, which has been slow to develop for the fall season.  We have slightly lowered production ranges and increased per ton cost estimates for Trio® to reflect our current production plans.  We have not changed our estimates for the line items shown in “Other”.

Intrepid’s Outlook as of September 15, 2015

	Second Half	Full Year
	2015	2015
Potash
Production (tons)	395,000 - 415,000	785,000 - 805,000
Sales (tons)	300,000 - 345,000	675,000 - 720,000
Cash operating costs ($/ton)	$190 - $205	$195 - $210
Total COGS ($/ton)	$275 - $290	$285 - $300

Trio®
Production (tons)	65,000 - 80,000	145,000 - 160,000
Sales (tons)	55,000 - 70,000	150,000 - 165,000
Cash operating costs ($/ton)	$210 - $225	$190 - $205
Total COGS ($/ton)	$290 - $305	$265 - $280

Other (millions)(unchanged from previous guidance)
Interest expense	$3.0 - $3.5	$6.0 - $7.0
Depreciation, depletion, and accretion	$40.0 - $45.0	$80.0 - $85.0
Selling and administrative expense	$14.5 - $15.5	$30.0 - $32.0
Cash paid for capital investments	not provided	$45.0 - $55.0

The information furnished in this report will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: September 16, 2015	By:	/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel and Secretary